Exhibit 99.1

Kaival Brands Innovations Group, Inc.

FOR IMMEDIATE RELEASE

Release Date: __________

Contact name: Eric Mosser

Phone number: 833-4-KAIVAL
Email address: investors@kaivalbrands.com

Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) Acquires U.S. Patent and International Patent Applications to Produce Specialized Synthetic Nicotine Cessation Products

GRANT, Fl., Sept. 28, 2020 (GLOBE NEWSWIRE) – via NetworkWire – Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) (“Kaival Brands,” the “Company,” or “we”), a company focused on growing and incubating innovative and profitable products into mature, dominant brands, is proud to announce its entry into a Patent Contribution Agreement (the “Agreement”), in which the Company will acquire exclusive rights to an international patent portfolio concerning full customization of certain isomeric properties of synthetic nicotine. Kaival Brands is also pleased to announce the formation of a new wholly-owned subsidiary, Kaival Labs, Inc., a Delaware corporation (“Kaival Labs”), that will own and develop the patent.

The U.S. patent and international patent applications protect the utilization and creation of controlled preparations of synthetic nicotine that are greater than 99.5% pure with specific ratios of (R, S, and R-S)-isomers for cessation purposes. As such, the product will meet the purity requirements described for nicotine in the United States of America’s USP monograph.

Niraj Patel, CEO of Kaival Brands, sees incredible potential with the nicotine cessation patents and stated, "The science behind these patents has discovered that within the nicotine molecule the S-isomers control the addictive properties, whereas the R-isomers control the beneficial qualities of the nicotine that a user enjoys. The exclusivity is that the patents allow us to control the specific ratios of each isomer in the final synthetic nicotine molecule we produce for cessation products. We can now create completely unique products for smoking cessation and nicotine addiction therapy that remain effective and satisfying for the user, but are free from nicotine’s addictive traits.”

“Pursuant to the Agreement, Kaival Labs will own the patented science to create a pure, yet non-addictive synthetic nicotine for the development and production of smoking cessation and nicotine replacement therapy products. Tobacco-Free Nicotine (TFN) is a certified clean, pure, non-tobacco-derived synthetic nicotine, and a key ingredient in numerous products like nicotine patches, lozenges, gums, e-cigarettes, e-liquids and more,” Patel added.

Kaival Brands will acquire the patent and international patent applications for a total purchase price of $3 million from Next Generation Labs, LLC, (“NGL”) the only specialized manufacturer of the patented TFN brand synthetic nicotine in the United States. NGL is to be paid upon two events: (i) a portion of the purchase price will be paid upon the completion of the Company’s future public offering of its common stock; and (ii) the remaining portion of the purchase price will be paid upon the successful creation of any commercialized product utilizing the patents.

“Billions of smokers and tobacco users worldwide are looking for an answer and real solution to their nicotine addiction problems. Imagine patent-protected products, either approved pharmaceutically or made available over-the-counter, that offer a way to truly ease a user off their addictive cravings for nicotine without losing any of their accustomed benefits along the way. We are excited to develop these innovative patents and bring effective, enjoyable smoking cessation products to an expanding market, helping all nicotine users lead healthier and higher-quality lives,” expressed Patel.

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According to a Global Smoking Cessation Market Analysis 2019, the smoking cessation market is projected to reach $63.99 billion by 2026, growing at a CAGR of 16.9% during 2018 to 2026. The study defines smoking cessation as the process of discontinuing tobacco smoking and includes products such as chewing gum, inhalers, lozenges, patches, sprays, and sublingual tablets and therapies such as nicotine replacement therapy (NRT), non-NRT therapy and e-cigarettes.

Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) is a fast-growing company focused on generating wealth by seeking to incubate innovative products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire or own, and exclusively distribute these profitable brands with recognizable innovation and superior quality. Learn more now at www.kaivalbrands.com.

Kaival Labs, Inc., the latest addition to Kaival Brands Innovations Group, Inc., is a wholly-owned subsidiary. Kaival Brands believes Kaival Labs will pioneer the movement in creating a future that is free from nicotine addiction, become an additional advocate with Kaival Brands against underage smoking, and will play an essential role in transitioning millions of smokers worldwide to a tobacco-free life. To learn more about Kaival Labs, its advocacies, and how isomer-specific synthetic nicotine can help curb nicotine addiction, visit www.kaivallabs.com.

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements.

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This release contains certain forward-looking statements based on current plans and expectations and is subject to various risks and uncertainties. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the coronavirus (“COVID-19”) pandemic and the impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; and those factors detailed by us in our public filings with the Securities and Exchange Commission .

All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events or otherwise.

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For more information, please contact 833-4-KAIVAL or email us at investors@kaivalbrands.com.

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